UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 12, 2008
Date of Report (Date of Earliest Event Reported)
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ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 12, 2008, ZiLOG, Inc. (the "Registrant") adopted the Fiscal Year 2009 ZiLOG Stock Incentive Plan (the "Incentive Plan"), which provides for restricted stock awards (RSAs) to each of Perry Grace, Norman Sheridan and Darin Billerbeck upon the achievement by the Registrant, in Fiscal 2009, of pre-established targets based on Annual Revenue Growth (40% weight) and Operational Goals (60% weight).  RSAs are set at 60% of the executive’s base salary for Mr. Sheridan and Mr. Grace and 80% of the executive's salary for Mr. Billerbeck, in each case if the “100% pre-established target” is achieved, and range from 50% to 150% of the executive’s salary depending on the level of achievement of these targets.  No RSAs will be granted under the plan if the “50% pre-established target” is not achieved.  Separate targets were specified based on the performance of the Registrant for each of the first and second half of Fiscal 2009 and RSAs will be earned semi-annually per the fiscal calendar, April 1, 2008-March 31, 2009.  The price of the restricted stock of the earned awards will be set at the closing price on the last business day of the second fiscal quarter for the first half measurement (September 26, 2008) and the last business day of the fourth quarter for the second half measurement (March 31, 2009).  The number of earned shares will be determined upon the completion of the second quarter and fourth quarter and following the subsequent review and approval of the audited financial statements by the Board of Directors and announcement of financial results to the public.  The lapse of restrictions of the earned Restricted Stock Award of both awards, (first half and second half of the fiscal year) if any, will occur following the approval by the Compensation Committee at an appropriate time after the finalization of the fiscal year 2009 audited financial results.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished with this report on Form 8-K:

99.1	Summary of ZiLOG 2009 Employee Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZiLOG, INC.

By:	/s/ Perry J. Grace
Perry J. Grace
Chief Financial Officer
Date: June 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summary of ZiLOG 2009 Employee Cash Incentive Plan